As filed with the Securities and Exchange Commission on September 26, 2023

Registration Statement File No. 333-257876

Registration Statement File No. 333-194823

Registration Statement File No. 333-190413

Registration Statement File No. 333-121612

Registration Statement File No. 333-135029

Registration Statement File No. 333-125208

Registration Statement File No. 333-121612

Registration Statement File No. 333-115759

Registration Statement File No. 333-110103

Registration Statement File No. 333-108658

Registration Statement File No. 333-105814

Registration Statement File No. 333-102587

Registration Statement File No. 333-64432

Registration Statement File No. 333-60966

Registration Statement File No. 333-51388

Registration Statement File No. 333-42852

Registration Statement File No. 333-38710

Registration Statement File No. 333-37180

Registration Statement File No. 333-92855

Registration Statement File No. 333-73009

Registration Statement File No. 333-52331

Registration Statement File No. 333-37585

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-257876

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-194823

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-190413

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-121612

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-135029

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-125208

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-121612

Post-Effective Amendment No. 3 to Form S-3 Registration Statement No. 333-115759

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-110103

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-108658

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-105814

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-102587

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-64432

Post-Effective Amendment No. 3 to Form S-3 Registration Statement No. 333-60966

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-51388

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-42852

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-38710

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-37180

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-92855

Post-Effective Amendment No. 4 to Form S-3 Registration Statement No. 333-73009

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-52331

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-37585

UNDER

THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-097187
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2 Atlantic Ave., 6th Floor

Boston, Massachusetts 02110

(310) 598-5410

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Daniel A. Peisert

President and Chief Executive Officer

Spectrum Pharmaceuticals, Inc.

2 Atlantic Ave., 6th Floor

Boston, Massachusetts 02110

+1 (617) 586-3900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment to the Registration Statements on Form S-3 listed above shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF SECURITIES

Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-3 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities, registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim).

•	Registration Statement No. 333-257876, filed with the SEC on July 13, 2021, relating to the registration by the Company of $300,000,000 of (i) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (iii) debt securities, (iv) warrants to purchase debt or equity securities (“Warrants”), and (v) units consisting of the foregoing;

•	Registration Statement No. 333-194823, filed with the SEC on March 26, 2014, relating to the registration by the Company of 1,000,000 shares of Common Stock;

•	Registration Statement No. 333-190413, filed with the SEC on August 6, 2013, relating to the registration by the Company of 3,000,000 shares of Common Stock;

•	Registration Statement No. 333-121612, filed with the SEC on December 23, 2004, relating to the registration by the Company of (a) $100,000,000 of (i) Common Stock, (ii) Preferred Stock, (iii) debt securities, (iv) warrants to purchase Preferred Stock, and (v) warrants to purchase Common Stock, and (b) 100,000 shares of Common Stock offered by certain selling stockholders, as amended by Amendment No. 1 filed with the SEC on January 21, 2005;

•	Registration Statement No. 333-135029, filed with the SEC on June 15, 2006, relating to the registration by the Company of 1,550,134 shares of Common Stock and 120,000 shares of Common Stock issuable upon the exercise of a warrant;

•	Registration Statement No. 333-125208, filed with the SEC on May 25, 2005, relating to the registration by the Company of 1,454,751 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on June 22, 2005;

•	Registration Statement No. 333-121612, filed with the SEC on December 23, 2004, relating to the registration by the Company of (a) $100,000,000 of (i) Common Stock, (ii) Preferred Stock, (iii) debt securities, (iv) warrants to purchase Preferred Stock, and (v) warrants to purchase Common Stock, and (b) 100,000 shares of Common Stock offered by certain selling stockholders, as amended by Amendment No. 1 filed with the SEC on January 21, 2005;

•	Registration Statement No. 333-115759, filed with the SEC on May 21, 2004, relating to the registration by the Company of 4,502,010 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on August 3, 2004 and Amendment No. 2 filed with the SEC on September 17, 2004;

•	Registration Statement No. 333-110103, filed with the SEC on October 30, 2003, relating to the registration by the Company of 7,264,370 shares of Common Stock;

•	Registration Statement No. 333-108658, filed with the SEC on September 10, 2003, relating to the registration by the Company of 1,270,429 shares of Common Stock;

•	Registration Statement No. 333-105814, filed with the SEC on June 4, 2003, relating to the registration by the Company of 6,366,968 shares of Common Stock;

•	Registration Statement No. 333-102587, filed with the SEC on January 17, 2003, relating to the registration by the Company of 518,386 shares of Common Stock;

•	Registration Statement No. 333-64432, filed with the SEC on July 2, 2001, relating to the registration by the Company of 1,404,046 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on July 25, 2001;

•	Registration Statement No. 333-60966, filed with the SEC on May 15, 2001, relating to the registration by the Company of 900,000 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on July 3, 2001 and Amendment No. 2 filed with the SEC on July 25, 2001;

•	Registration Statement No. 333-51388, filed with the SEC on December 6, 2000, relating to the registration by the Company of 4,304,658 shares of Common Stock;

•	Registration Statement No. 333-42852, filed with the SEC on August 2, 2000, relating to the registration by the Company of 775,000 shares of Common Stock;

•	Registration Statement No. 333-38710, filed with the SEC on June 6, 2000, relating to the registration by the Company of 660,000 shares of Common Stock;

•	Registration Statement No. 333-37180, filed with the SEC on May 16, 2000, relating to the registration by the Company of 6,348,892 shares of Common Stock;

•	Registration Statement No. 333-92855, filed with the SEC on December 15, 1999, relating to the registration by the Company of 1,786,099 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on February 7, 2000;

•	Registration Statement No. 333-73009, filed with the SEC on February 26, 1999, relating to the registration by the Company of 733,500 shares of Common Stock, as amended by Amendment No. 1 filed with the SEC on April 15, 1999, Amendment No. 2 filed with the SEC on May 19, 1999 and Amendment No. 3 filed with the SEC on May 28, 1999;

•	Registration Statement No. 333-52331, filed with the SEC on May 11, 1998, relating to the registration by the Company of 730,000 shares of Common Stock; and

•	Registration Statement No. 333-37585, filed with the SEC on October 10, 1997, relating to the registration by the Company of 250,000 shares of Common Stock and 250,000 warrants to purchase Common Stock, as amended by Amendment No. 1 filed with the SEC on December 23, 1997.

On July 31, 2023, pursuant to the Agreement and Plan of Merger, dated as of April 24, 2023, with Assertio Holdings, Inc., a Delaware corporation (“Parent”) and Spade Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a wholly owned subsidiary of Parent. These Post-Effective Amendments are being filed as a result of the Merger.

The Registrant, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on September 26, 2023.

Spectrum Pharmaceuticals, Inc.

By:	/s/ Daniel A. Peisert
Daniel A. Peisert
President and Chief Executive Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.